Exhibit 99.1

GRUBHUB REPORTS RECORD SECOND QUARTER RESULTS

Grubhub generates 32% revenue growth in the second quarter and announces strategic partnerships

CHICAGO, Aug. 3, 2017 – Grubhub Inc. (NYSE: GRUB), the nation’s leading takeout marketplace, today announced financial results for the second quarter ended June 30, 2017. For the second quarter, DAGs grew 16% year over year, and the Company posted revenues of $158.8 million, which is a 32% year-over-year increase from $120.2 million in the second quarter of 2016. Grubhub also announced long-term partnerships with both Yelp and Groupon.

“Grubhub strives to be the most comprehensive marketplace connecting online takeout diners and restaurants. We continued to execute well in the second quarter, with strong active diner growth and thousands of new, high-quality restaurants,” commented Grubhub CEO, Matt Maloney. “In addition, we signed long-term partnerships with Yelp and Groupon to be their preferred online ordering engine, agreeing to purchase Eat24 and select OrderUp markets in the process to add scale, diners and restaurants, and drive more volume to our restaurant partners.”

Second Quarter 2017 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended June 30, 2017, as compared to the same period in 2016.

Second Quarter Financial Highlights

•	Revenues: $158.8 million, a 32% year-over-year increase from $120.2 million in the second quarter of 2016.
•	Net Income: $14.8 million, or $0.17 per diluted share, a 15% year-over-year increase from $12.8 million, or $0.15 per diluted share, in the second quarter of 2016.
•	Non-GAAP Adjusted EBITDA: $42.2 million, a 12% year-over-year increase from $37.6 million in the second quarter of 2016.
•	Non-GAAP Net Income: $23.2 million, or $0.26 per diluted share, a 19% year-over-year increase from $19.6 million, or $0.23 per diluted share, in the second quarter of 2016.

Second Quarter Key Business Metrics Highlights

•	Active Diners were 9.18 million, a 25% year-over-year increase from 7.35 million Active Diners in the second quarter of 2016.
•	Daily Average Grubs (DAGs) were 313,900, a 16% year-over-year increase from 271,100 DAGs in the second quarter of 2016.
•	Gross Food Sales were $880 million, a 20% year-over-year increase from $733 million in the second quarter of 2016.

”Our increased investment in marketing spend is yielding solid results in new diner acquisition, particularly in our smaller, less penetrated markets,” said Grubhub CFO, Adam DeWitt. “In addition, Grubhub delivery continues to benefit from increasing economies of scale, driving our efficiency higher as we grow. We generated adjusted EBITDA of $1.48 per order, which was an increase compared to the seasonally stronger first quarter even though we increased sales and marketing investment 37% compared to the second quarter of last year.”

Third Quarter and Full Year 2017 Guidance

Based on information available as of Aug. 3, 2017, the Company is providing the following financial guidance for the third quarter and full year of 2017. This guidance excludes any potential impact from the acquisitions of Eat24, OrderUp and Foodler, which have not yet closed, as well as any impact from partnerships with Yelp and Groupon:

	Third Quarter 2017	Full Year 2017
(in millions)
Expected Revenue range	$155 - $163	$642 - $662
Expected Adjusted EBITDA range	$38 - $42	$170 - $180

Second Quarter 2017 Financial Results Conference Call

Grubhub will webcast a conference call today at 3:30 p.m. CT to discuss the second quarter 2017 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until Aug. 17, 2017.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the Company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 55,000 restaurant partners in over 1,200 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected completion of each of the acquisitions of Foodler, Eat24 and OrderUp, the expected benefits to, and financial performance of, Grubhub following such acquisitions and its strategic partnerships with Yelp and Groupon. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2017, which is on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2017, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$158,794	$120,173	$314,928	$232,413
Costs and expenses:
Operations and support	62,924	40,696	122,443	75,683
Sales and marketing	34,770	25,355	70,208	54,188
Technology (exclusive of amortization)	14,076	10,567	27,268	20,759
General and administrative	14,515	12,158	27,475	25,747
Depreciation and amortization	10,414	8,885	20,454	16,193
Total costs and expenses	136,699	97,661	267,848	192,570
Income before provision for income taxes	22,095	22,512	47,080	39,843
Provision for income taxes	7,341	9,707	14,611	17,105
Net income attributable to common stockholders	$14,754	$12,805	$32,469	$22,738
Net income per share attributable to common stockholders:
Basic	$0.17	$0.15	$0.38	$0.27
Diluted	$0.17	$0.15	$0.37	$0.27
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	86,162	84,741	86,018	84,725
Diluted	87,700	85,749	87,410	85,724

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Active Diners (000s)	9,177	7,352	9,177	7,352
Daily Average Grubs	313,900	271,100	319,200	269,500
Gross Food Sales (millions)	$879.7	$732.6	$1,777.8	$1,445.4

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$293,269	$239,528
Short term investments	80,291	84,091
Accounts receivable, less allowances for doubtful accounts	59,734	60,550
Prepaid expenses	8,819	12,168
Total current assets	442,113	396,337
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	56,673	46,555
OTHER ASSETS:
Other assets	4,060	4,530
Goodwill	436,455	436,455
Acquired intangible assets, net of amortization	308,257	313,630
Total other assets	748,772	754,615
TOTAL ASSETS	$1,247,558	$1,197,507
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$81,718	$83,349
Accounts payable	8,107	7,590
Accrued payroll	7,738	7,338
Taxes payable	499	865
Other accruals	16,086	11,348
Total current liabilities	114,148	110,490
LONG TERM LIABILITIES:
Deferred taxes, non-current	98,592	108,022
Other accruals	6,841	6,876
Total long term liabilities	105,433	114,898
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,628)	(2,078)
Additional paid-in capital	826,019	805,731
Retained earnings	203,577	168,457
Total Stockholders’ Equity	$1,027,977	$972,119
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,247,558	$1,197,507

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$32,469	$22,738
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,092	3,327
Provision for doubtful accounts	148	420
Deferred taxes	(6,780)	(4,174)
Amortization of intangible assets	15,362	12,866
Stock-based compensation	15,438	12,406
Investment premium amortization	(395)	(202)
Other	124	518
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	784	(11,722)
Prepaid expenses and other assets	3,421	(3,315)
Restaurant food liability	(1,690)	4,278
Accounts payable	(978)	(858)
Accrued payroll	396	595
Other accruals	4,365	316
Net cash provided by operating activities	67,756	37,193
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(110,108)	(123,723)
Proceeds from maturity of investments	114,303	128,490
Capitalized website and development costs	(9,576)	(5,380)
Purchases of property and equipment	(7,291)	(8,362)
Acquisitions of businesses, net of cash acquired	—	(67,528)
Acquisition of other intangible assets	(5,000)	(250)
Other cash flows from investing activities	492	(576)
Net cash used in investing activities	(17,180)	(77,329)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	—	(14,774)
Proceeds from exercise of stock options	8,308	2,878
Excess tax benefits related to stock-based compensation	—	18,767
Taxes paid related to net settlement of stock-based compensation awards	(5,523)	(938)
Payments for debt issuance costs	—	(1,477)
Net cash provided by financing activities	2,785	4,456
Net change in cash and cash equivalents	53,361	(35,680)
Effect of exchange rates on cash	380	(689)
Cash and cash equivalents at beginning of year	239,528	169,293
Cash and cash equivalents at end of the period	$293,269	$132,924
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Cash paid for income taxes	$13,805	$3,250

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended June 30, 2017		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$14,754	$12,805	$32,469	$22,738
Income taxes	7,341	9,707	14,611	17,105
Depreciation and amortization	10,414	8,885	20,454	16,193
EBITDA	32,509	31,397	67,534	56,036
Acquisition and restructuring costs	1,495	697	1,904	1,528
Stock-based compensation	8,195	5,505	15,438	12,406
Adjusted EBITDA	$42,199	$37,599	$84,876	$69,970

	Three Months Ended June 30, 2017		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$14,754	$12,805	$32,469	$22,738
Stock-based compensation	8,195	5,505	15,438	12,406
Amortization of acquired intangible assets	5,100	5,640	10,373	10,685
Acquisition and restructuring costs	1,495	697	1,904	1,528
Income tax adjustments	(6,315)	(5,068)	(11,834)	(10,537)
Non-GAAP net income	$23,229	$19,579	$48,350	$36,820
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	87,700	85,749	87,410	85,724
Non-GAAP net income per diluted share attributable to common stockholders	$0.26	$0.23	$0.55	$0.43

	Guidance
	Three Months Ended September 30, 2017		Year Ended December 31, 2017
	Low	High	Low	High
	(in millions)
Net income	$11.0	$13.4	$55.1	$61.0
Income taxes	7.5	9.1	37.5	41.6
Depreciation and amortization	11.0	11.0	43.0	43.0
EBITDA	29.5	33.5	135.6	145.6
Acquisition and restructuring costs	—	—	1.9	1.9
Stock-based compensation	8.5	8.5	32.5	32.5
Adjusted EBITDA	$38.0	$42.0	$170.0	$180.0